UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2006

Hansen Natural Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

1010 Railroad Street

Corona, California 92882

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 7, 2006 a complaint was filed in the Superior Court of the State of California, County of Orange, entitled "Patrick Chandler, Derivatively on Behalf of Hansen Natural Corporation, Plaintiff, vs. Rodney C. Sacks, Hilton H. Schlosberg, Mark J. Hall, Michael Schott, Kirk S. Blower, Thomas J. Kelly, Harold C. Taber, Jr., Mark S. Vidergauz, Benjamin M. Polk, Norman C. Epstein, Sydney Selati, Tim M. Welch and Does 1-25, inclusive, as defendants, and Hansen Natural Corporation as nominal defendant”. An identical lawsuit on behalf of the same

Plaintiff was filed on November 8, 2006 in the Superior Court of the State of California, County of Riverside.

The lawsuit is a derivative action brought by a shareholder of Hansen Natural Corporation (the "Company") on behalf of the Company against certain of its officers and directors seeking to remedy defendants' alleged violations of state law, including breaches of fiduciary duties, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment and violations of the California Corporations Code that have allegedly caused substantial losses to Hansen and other damages, such as to its reputation and goodwill.

The lawsuit alleges that dating back to at least 1996, defendants caused or allowed the Company's insiders to manipulate stock-option grant dates so as to secretly maximize their profit from the stock options, while not recording material compensation expense. The lawsuit further claims that defendants "have caused or allowed Hansen: (i) to file materially false and misleading financial statements that materially understated its compensation expenses and materially overstated its quarterly and annual net income and earnings per share; and (ii) to make disclosures in its periodic filings and proxy statements that falsely portrayed Hansen's options as having been granted at exercise prices equal to the fair market value of Hansen's common stock on the date of the grant."

The action seeks on behalf of the Company, among other things, damages, corporate governance reforms, an accounting, rescission, restitution and the declaration of a constructive trust to remedy defendants' alleged violations of state law.

Although the ultimate outcome of this matter cannot be determined with certainty, the Company believes that the complaint is without merit. The Company intends to vigorously defend against the lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Natural Corporation

Date: November 13, 2006	/s/ Hilton H. Schlosberg

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Hilton H. Schlosberg

Vice Chairman of the Board of Directors,

President and Chief Financial Officer